SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2015

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

This Form 8-K/A is being filed by USA Technologies, Inc. (the “Company”) to reflect changes made by the Company to the June 30, 2015 financial results included in its September 10, 2015 press release which was furnished as an exhibit to the Form 8-K dated September 11, 2015.

On September 30, 2015, the Company filed its Form 10-K for the fiscal year ended June 30, 2015 (“Form 10-K”). As described in the Form 10-K, and subsequent to the issuance of the September 10, 2015 press release referred to above, the Company increased its bad debt reserve in the amount of $450,000 resulting in an after-tax charge of $270,000 relating to a large number of small balance customer accounts receivable that may be uncollectible and were not appropriately dispositioned, collected, remediated, reserved for and/or written-off. The change did not affect the revenues or connection data for the fiscal year ended June 30, 2015. A summary of the changes are set forth in the tables below:

	Three Months Ended
	June 30, 2015
	Adjusted	September 10, 2015 Earnings Release

Revenues	$17,646,195	$17,646,195

Operating income (loss)	$(356,512)	$93,488

Net income (loss)	$(201,001)	$68,999

Net loss per common share - diluted	$(0.01)	$(0.01)

Non-GAAP net income (loss)	$(391,520)	$58,480

Non-GAAP net earnings (loss) per common share - diluted	$(0.01)	$-

Adjusted EBITDA	$1,251,247	$1,701,247

Net new connections	31,000	31,000

Connections as of June 30, 2015	333,000	333,000

	Year Ended
	June 30, 2015
	Adjusted	September 10, 2015 Earnings Release

Revenues	$58,077,474	$58,077,474

Operating income (loss)	$(240,303)	$209,697

Net (loss)	$(1,089,482)	$(819,482)

Net loss per common share - diluted	$(0.05)	$(0.04)

Non-GAAP net loss	$(470,262)	$(20,262)

Non-GAAP net loss per common share - diluted	$(0.03)	$(0.02)

Adjusted EBITDA	$6,258,993	$6,708,993

Net new connections	67,000	67,000

Connections as of June 30, 2015	333,000	333,000

The Company reaffirms that for fiscal year 2016, it expects to add more than 75,000 net new connections and expects total revenue to be between $69 million and $71 million.

Discussion of Non-GAAP Financial Measures

This Form 8-K/A contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP and GAAP measures are set forth below.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share – basic and diluted. The presentation of these additional financial measures are not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of the Company or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with the Company's net income or net loss as determined in accordance with GAAP. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. The Company has provided below the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income represents GAAP net income (loss) excluding costs or benefits relating to any adjustment for fair value of warrant liabilities and non-cash portions of the Company’s income tax benefit (provision).

Non-GAAP net earnings (loss) per common share - diluted is calculated by dividing non-GAAP net income (loss) applicable to common shares by the number of diluted weighted average shares outstanding.

Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense.  We have excluded the non-operating change in fair value of warrant liabilities, because it represents a non-cash gain or (charge) that is not related to USAT's operations. We have excluded the non-cash expense stock-based compensation as it does not reflect the cash-based operations of USAT. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

Management believes that non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share - diluted are important measures of the Company's business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current and future financial performance.

Reconciliation of Net Loss to Non-GAAP Net Loss and Loss Per Common Share to Non-GAAP Loss Per Common Share

Three Months Ended
June 30, 2015
Net loss	$(201,001)
Non-GAAP adjustments:
Non-cash portion of income tax provision	72,124
Fair value of warrant adjustment	(262,643)
Non-GAAP net loss	$(391,520)

Net loss	$(201,001)
Cumulative preferred dividends	-
Net loss applicable to common shares	$(201,001)

Non-GAAP net loss	$(391,520)
Cumulative preferred dividends	-
Non-GAAP net loss applicable to common shares	$(391,520)

Net loss per common share - basic and diluted	$(0.01)
Non-GAAP net loss per common share - basic and diluted	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	35,716,603

Reconciliation of Net Loss to Non-GAAP Net Loss and Loss Per Common Share to Non-GAAP Loss Per Common Share

Year Ended
June 30, 2015
Net loss	$(1,089,482)
Non-GAAP adjustments:
Non-cash portion of income tax provision	226,076
Fair value of warrant adjustment	393,144
Non-GAAP net loss	$(470,262)

Net loss	$(1,089,482)
Cumulative preferred dividends	(664,452)
Net loss applicable to common shares	$(1,753,934)

Non-GAAP net loss	$(470,262)
Cumulative preferred dividends	(664,452)
Non-GAAP net loss applicable to common shares	$(1,134,714)

Net loss per common share - basic and diluted	$(0.05)
Non-GAAP net loss per common share - basic and diluted	$(0.03)

Weighted average number of common shares outstanding - basic and diluted	35,663,386

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

Three Months Ended
June 30, 2015
Net loss	$(201,001)

Less interest income	(42,204)

Plus interest expense	92,078

Plus income tax expense	109,436

Plus depreciation expense	1,380,983

Plus amortization expense	-

Plus change in fair value of warrant liabilities	(262,643)

Plus stock-based compensation	174,598

Adjusted EBITDA	$1,251,247

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

Year Ended
June 30, 2015
Net loss	$(1,089,482)

Less interest income	(82,695)

Plus interest expense	301,767

Plus income tax expense	289,141

Plus depreciation expense	5,731,356

Plus amortization expense	-

Plus change in fair value of warrant liabilities	393,144

Plus stock-based compensation	715,762

Adjusted EBITDA	$6,258,993

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this Form 8-K/A are forward-looking statements. When used in this Form 8-K/A, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including revenues, earnings or taxable income of USAT, or net new connections; the incurrence by us of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to raise funds in the future through the sales of securities or debt financings in order to sustain its operations if an unexpected or unusual non-operational event would occur; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing the proprietary rights of others; whether USAT would be able to sell sufficient ePort hardware to third party leasing companies as part of the QuickStart program in order to significantly increase cash flows from operations; and whether USAT's existing or anticipated customers purchase, rent or utilize ePort devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this Form 8-K/A speaks only as of the date of this release Form 8-K/A. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: September 30, 2015	By:	/s/Stephen P. Herbert
Stephen P. Herbert, Chairman and Chief Executive Officer